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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) -- DECEMBER 20, 1996


                                   MONARCH BANCORP
                (Exact name of registrant as specified in its charter)

    CALIFORNIA                        0-13551                    95-3863296
(Name or other jurisdiction         (Commission               (IRS Employer
    of incorporation)               File Number)            Identification No.)



30000 TOWN CENTER DRIVE, LAGUNA NIGUEL, CA                         92667
     (Address of principal executive officer)                   (Zip Code)


(Registrants' telephone number, including area code) -- (714) 495-3300



                                          NA
            (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS

On December 19, 1996, Monarch Bancorp ("Monarch") executed an Agreement with California Commercial Bankshares (the "Company") in which the Company will merge with and into Monarch, and National Bank of Southern California, the wholly-owned subsidiary of the Company, will become a wholly-owned subsidiary of Monarch. The Agreement provides for the shareholders of the Company to receive shares of Monarch having a year-end adjusted book value equal to 1.6 times the year-end adjusted book value of the Company. The adjustments to book value will include certain expenses related to the merger.

The Agreement is subject to several conditions, including approval of the shareholders of Monarch and the Company and, regulatory approvals.

Attached as an exhibit is the press release.

(a) EXHIBITS.

    (1)  Press Release of December 19, 1996


                                  SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MONARCH BANCORP

Dated:  December 20, 1996              By: /s/  HUGH S. SMITH, JR.
                                           -----------------------------------
                                           Hugh S. Smith, Jr.,  Chairman of the
                                           Board and Chief Executive Officer

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